UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2016

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Agreement for the Purchase and Sale of Servicing Rights

On December 28, 2016, PHH Corporation (“PHH,” the “Company,” “we” or “our”) announced that it entered into an Agreement for the Purchase and Sale of Servicing Rights by and between New Residential Mortgage LLC (“NRZ”), PHH Mortgage Corporation (“PHH Mortgage”) and, solely for the limited purposes set forth therein, PHH (the “Sale Agreement”) to sell to NRZ  all of PHH Mortgage’s portfolio of Mortgage Servicing Rights (“MSRs”) as of October 31, 2016, excluding the Ginnie Mae MSRs that were part of the sale transaction announced in November 2016 (the “MSR Portfolio”), together with all servicing advances related to the MSR Portfolio.  In addition, PHH and NRZ entered into a Flow Mortgage Loan Subservicing Agreement (the “Subservicing Agreement”) pursuant to which PHH will subservice the MSR Portfolio for an initial period of three years, subject to certain NRZ termination rights.

The MSR Portfolio had a book value of $541 million as of September 30, 2016 and related serving advances of $307 million (the “Servicing Advances”) as of October 31, 2016.  Based on the MSR Portfolio composition as of October 31, 2016 and market conditions as of the date of the Sale Agreement, total proceeds are expected to be approximately $912 million, of which approximately $612 million is a fixed purchase price for the sale of the MSR Portfolio and approximately $300 million is related to the sale of servicing advances.  The MSR proceeds exclude estimated transaction fees and expenses of approximately five percent of MSR value, and represent a valuation of 84 basis points on total UPB of approximately $72 billion as of October 31, 2016.  PHH’s MSR-related hedges, including those related to the Ginnie Mae MSRs,  have experienced aggregate realized and unrealized losses of approximately $135 million since September 30, 2016, and the Company is terminating its related hedge positions in conjunction with the signing of the Sale Agreement.

The sale of the MSR Portfolio pursuant to the Sale Agreement is subject to certain conditions precedent, including anti-trust approval, the execution of a portfolio recapture and retention agreement with NRZ, the approval of Fannie Mae, Freddie Mac and private mortgage loan investors, the consent of certain private label mortgage loan origination sources and stockholder approval.  The Sale Agreement provides NRZ and PHH and PHH Mortgage with certain termination rights.  If the Sale Agreement is terminated under specified circumstances, including with respect to a competing proposal, PHH will pay NRZ a termination fee equal to three and a half percent of the purchase price for the MSR Portfolio.  Furthermore, if certain material adverse events occur with respect to PHH prior to the initial sale date, NRZ shall have the right to terminate the Subservicing Agreement and, upon any exercise of such termination right by NRZ, PHH would have the option to either sell the MSR Portfolio on a subservicing-released basis or pay a $10 million termination fee.

The Board of Directors of PHH has unanimously agreed to recommend that the holders of the Common stock of PHH approve the sale of the MSR Portfolio pursuant to the Sale Agreement, and has agreed not to solicit alternative transactions, subject to customary exceptions.

Pursuant to the terms of the Sale Agreement, each party shall indemnify the other for breaches of its representations and warranties, breaches of its covenants and certain other matters. Subject to certain exceptions, PHH’s indemnification obligations under the Sale Agreement with respect to (i) Fannie Mae and Freddie Mac MSRs, collectively, are capped at five percent of the related purchase price and (ii) MSRs relating to mortgage loans held by private investors are capped at five percent of the related purchase price.  The representations and warranties set forth in each Asset Purchase Agreement generally survive 3 years following the closing.

The initial sale of the MSR Portfolio pursuant to the Sale Agreement is targeted for closing during the second quarter of 2017, but in no event later than the third quarter.  There can be no assurance that the sale of the MSR Portfolio contemplated by the Sale Agreement will close as contemplated, if at all.  There is no pre-existing relationship between NRZ and the Company.

The Company expects that substantially all of the proceeds from the sale of the MSR Portfolio will be used to repay PHH’s senior unsecured notes and borrowings under the Company’s servicing advance facility and to pay taxes.  Upon the initial closing pursuant to the Sale Agreement, the Company expects it would be required to make an Offer to Purchase its senior unsecured notes, under the terms of its bond indentures, at a purchase price equal to 101% of the outstanding principal amount.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Flow Mortgage Loan Subservicing Agreement

In connection with the execution of the Sale Agreement, PHH Mortgage and NRZ entered into a Subservicing Agreement, which becomes effective upon the initial sale of MSRs under the Sale Agreement.  Pursuant to the Subservicing Agreement, PHH Mortgage will be retained by NRZ as a subservicer for the MSR Portfolio, which represents approximately 480,000 mortgage loans.  The Subservicing Agreement provides for an initial term of 3 years, during which PHH Mortgage does not have right to resign without NRZ consent.  During the initial 3-year term, for a deboarding fee, NRZ may terminate the Subservicing Agreement: (a) with respect to any MSRs sold by NRZ; (b) if an agency terminates NRZ as an authorized servicer not arising from breaches by PHH Mortgage; and (c) if NRZ desires to transfer the subservicing responsibilities with respect to a portion of the MSRs, not to exceed the following thresholds:  0% in year 1, 25% in year 2, and 25% in year 3.  NRZ may also terminate the Subservicing Agreement upon the occurrence of certain events of default, including a change of control of PHH Corporation or PHH Mortgage or the failure of PHH Mortgage to satisfy certain financial covenants.

The foregoing description of the Subservicing Agreement does not purport to be complete and is qualified in its entirety by reference to the Subservicing Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.             Other Events.

On December 28, 2016, PHH issued a press release announcing its entry into the Sale Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On December 14, 2016, PHH Mortgage extended its committed purchase facility for early funding with Fannie Mae until March 31, 2017 in order to allow both PHH Mortgage and Fannie Mae to evaluate facility needs and terms following the conclusion of the Company’s strategic review process.  At the request of PHH Mortgage in order to reduce non-usage and commitment fees in light of expected lower facility utilization, Fannie Mae’s commitment to purchase mortgage loans or pools of mortgage loans at any time was reduced to an aggregate principal balance of $150 million from a prior aggregate principal balance of $300 million.

On December 22, 2016, PHH Mortgage extended its mortgage loan repurchase facility with Bank of America, N.A. (“BANA”) until March 31, 2017 in order to allow both PHH Mortgage and BANA to evaluate facility needs and terms following the conclusion of the Company’s strategic review process.  At the request of PHH Mortgage in order to reduce non-usage and commitment fees in light of expected lower facility utilization, BANA’s commitment to purchase mortgage loans at any time was reduced to an aggregate principal balance of $350 million from a prior aggregate principal balance of $400 million.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*

Agreement for the Purchase and Sale of Servicing Rights, dated December 28, 2016, by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, PHH Corporation.

10.1**	Flow Mortgage Loan Subservicing Agreement, dated as of December 28, 2016, between New Residential Mortgage LLC, as Servicing Rights Owner, and PHH Mortgage Corporation, as Servicer.
99.1	PHH Corporation press release dated December 28, 2016.

*          The schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

**   Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, PHH will file a proxy statement with the Securities and Exchange Commission (“SEC”). Stockholders are strongly advised to read the proxy statement and any other relevant documents filed with the SEC as they become available because they will contain important information about the proposed transaction. Stockholders may obtain a copy of the proxy statement when available along with other documents filed by the Company, free of charge, by contacting PHH Investor Relations: in writing at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, by telephone at 856-917-7405, by email at InvestorRelations@phhmail.com, or by accessing the PHH website at www.phh.com, or the SEC website at www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning PHH’s directors and executive officers is set forth in the proxy statement for PHH 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A on April 28, 2016, and in its most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on February 26, 2016.  Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC. In addition to the proxy statement, PHH files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. PHH’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events.  All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements.  Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature.  You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally.  Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov.  Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated:  December 28, 2016

EXHIBIT INDEX

Exhibit Number	Description
2.1*

Agreement for the Purchase and Sale of Servicing Rights, dated December 28, 2016, by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, PHH Corporation.

10.1**	Flow Mortgage Loan Subservicing Agreement, dated as of December 28, 2016, between New Residential Mortgage LLC, as Servicing Rights Owner, and PHH Mortgage Corporation, as Servicer.
99.1	PHH Corporation press release dated December 28, 2016.

*          The schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

**   Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the SEC.